Board of Directors
Register.com, Inc.
575 Eighth Avenue, 8th Floor
New York, NY 10018

February 6, 2005

RE:  NONRENEWAL OF EMPLOYMENT AGREEMENT

Gentlemen:

         I refer to my employment agreement (the "Agreement") dated as of
June 16, 2003 with Register.com, Inc. (the "Company").

         On the terms herein stated, please accept this letter as confirmation of my intention not to extend the term of my employment as Chief Executive
Officer of the Company following expiration of the Initial Term (as defined in the Agreement), and my further agreement to step down from that position as soon as my successor has been hired and indicates that he or she is ready to assume the position of Chief Executive Officer.

         In connection with and in consideration of the foregoing, you and I agree that, for purposes of determining the consequences of termination of my employment as Chief Executive Officer, this letter shall not constitute written notice of my intention not to extend the Agreement, but shall instead be notice of my termination of employment as Chief Executive Officer for Good Reason under
Section 9(c) of the Agreement as of the earlier of the Company's appointment of a successor Chief Executive Officer or the "Expiration Date" of my "Initial
Term" of employment (each as defined in the Agreement), which notice is hereby accepted by the Company.

         If you are in agreement with the foregoing, please so indicate by signing in the space provided below.

Sincerely,

  /s/ Peter A. Forman
---------------------
Peter A. Forman

Agreed and accepted:

Register.com, Inc.

By  /s/ Mitchell I. Quain
  -----------------------
Mitchell I. Quain
Chairman of the Board